UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2007

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111Grier Avenue, Suite B, Las Vegas , Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 307-4102

Registrant's telephone number, including area code

Item 8.01 Other Events.

On July 30, 2007, Emergency Filtration Products, Inc. (the “Company”) entered into a letter of intent with Applied Nanoscience Inc. (“ANI”) to combine the two companies in an all stock transaction.  The letter of intent is subject to: (1) the completion of satisfactory due diligence; (2) the preparation and execution of definitive agreements; (3) the final approval by both boards of directors; (4) obtaining approval of the merger by shareholders of each company, and; (5) a registration statement becoming effective.

The terms of the letter of intent call for ANI to issue approximately 34,875,000 shares of its common stock and 17,437,500 warrants for the purchase of additional shares in exchange for the approximately 45,250,000 outstanding shares of EFP.  The EFP shareholders will receive 0.77 share of ANI common stock for every one share of EFP, plus one warrant to purchase an additional share of ANI common stock for every two shares of EFP converted.  The ratio is designed so that EFP shareholders will own approximately 62% of the combined resulting company, prior to any adjustments for warrant exercise or future financings.

A press release announcing the letter of intent dated July 31, 2007 is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99

Press release dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 31, 2007

Emergency Filtration Products, Inc.

By:  /S/ Philip Dascher

Philip Dascher, Chief Executive Officer